Exhibit 10.2
PLEDGE AND SECURITY AGREEMENT
     THIS PLEDGE AND SECURITY AGREEMENT is entered into as of July 27,2006 by and between                                                                 (the “Debtor”), and JPMORGAN CHASE BANK, N.A., a national banking association, as Lender under the Credit Agreement referred to below (the “Lender”).
PRELIMINARY STATEMENT
     MOBILITY ELECTRONICS, INC., a Delaware corporation (the “Borrower”) and Lender have entered into a Credit Agreement dated as of July 24, 2006 (as it may be amended or modified from time to time, the “Credit Agreement”). The Debtor is entering into this Pledge and Security Agreement (as it may be amended or modified from time to time, the “Security Agreement”) in order to induce the Lender to continue to extend credit to the Borrower under the Credit Agreement.
     ACCORDINGLY, the Debtor and the Lender, hereby agree as follows:
ARTICLE I
DEFINITIONS
     1.1 Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.
     1.2 Terms Defined in Arizona Uniform Commercial Code. Terms defined in the Arizona UCC which are not otherwise defined in this Security Agreement are used herein as defined in the Arizona UCC.
     1.3 Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:
     “Accounts” shall have the meaning set forth in Article 9 of the Arizona UCC.
     “Arizona UCC” means the Arizona Uniform Commercial Code as in effect from time to time.
     “Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.
     “Chattel Paper” shall have the meaning set forth in Article 9 of the Arizona UCC.
     “Collateral” means all Accounts, Chattel Paper, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Instruments, Inventory, Investment Property, Pledged Deposits, and Other Collateral, wherever located, in which the Debtor now has or hereafter acquires any right or interest, and the proceeds (including Stock Rights), insurance proceeds and products thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto.
     “Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the Arizona UCC.
     “Default” means an event described in Section 5.1.
     “Deposit Accounts” shall have the meaning set forth in Article 9 of the Arizona UCC.
     “Documents” shall have the meaning set forth in Article 9 of the Arizona UCC.
     “Equipment” shall have the meaning set forth in Article 9 of the Arizona UCC.
     “Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.
     “Farm Products” shall have the meaning set forth in Article 9 of the Arizona UCC.
     “Fixtures” shall have the meaning set forth in Article 9 of the Arizona UCC.
     “General Intangibles” shall have the meaning set forth in Article 9 of the Arizona UCC.
     “Instruments” shall have the meaning set forth in Article 9 of the Arizona UCC.
     “Inventory” shall have the meaning set forth in Article 9 of the Arizona UCC.
     “Investment Property” shall have the meaning set forth in Article 9 of the Arizona UCC.
     “Obligations” means any and all existing and future indebtedness, obligation and liability of every kind, nature and character, direct or indirect, absolute or contingent (including all renewals, extensions and modifications thereof and all fees, costs and expenses incurred by the Lender in connection with the preparation, administration, collection or enforcement thereof), of the Borrower to the Lender or any branch, subsidiary or affiliate thereof, arising under or pursuant to this Security Agreement, the Credit Agreement and any promissory note or notes now or hereafter issued under the Credit Agreement.
     “Other Collateral” means any property of the Debtor, other than real estate, not included within the defined terms Accounts, Chattel Paper, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Instruments, Inventory, Investment Property, and Pledged Deposits, including, without limitation, all cash on hand, letter-of-credit rights, letters of credit, Stock Rights and Deposit Accounts or other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution, it being intended that the Collateral include all property of the Debtor other than real estate.
     “Pledged Deposits” means all time deposits of money (other than Deposit Accounts and Instruments), whether or not evidenced by certificates, which the Debtor may from time to time designate as pledged to the Lender as security for any Obligation, and all rights to receive interest on said deposits.
     “Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between the Debtor and the Lender or Affiliate thereof which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.
     “Rate Management Obligations” means any and all obligations of the Borrower, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.
     “Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments or Pledged Deposits, and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.
     “Required Secured Parties” means the Lender.
     “Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.
     “Secured Obligations” means the Obligations and Rate Management Obligations entered into with one or more of the Lender or their Affiliates.
     “Security” has the meaning set forth in Article 8 of the Arizona UCC.
     “Stock Rights” means any securities, dividends or other distributions and any other right or property which the Debtor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral and any securities, any right to receive securities and any right to receive earnings, in which the Debtor now has or hereafter acquires any right, issued by an issuer of such securities.
     “Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.
     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II
GRANT OF SECURITY INTEREST
     The Debtor hereby pledges, assigns and grants to the Lender and (to the extent specifically provided herein) its Affiliates, a security interest in all of the Debtor’s right, title and interest in and to the Collateral to secure the prompt and complete payment and performance of the Secured Obligations.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     The Debtor represents and warrants to the Lender that:
     3.1 Title, Authorization, Validity and Enforceability. The Debtor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1.6, and has full power and authority to grant to the Lender the security interest in such Collateral pursuant hereto. The execution and delivery by the Debtor of this Security Agreement has been duly authorized by proper corporate proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of the Debtor and creates a security interest which is enforceable against the Debtor in all now owned and hereafter acquired Collateral.
     3.2 Conflicting Laws and Contracts. Neither the execution and delivery by the Debtor of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Debtor or the Debtor’s articles or certificate of formation or operating agreement the provisions of any indenture, instrument or agreement to which the Debtor is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, instrument or agreement (other than any Lien of the Lender).
     3.3 Type and Jurisdiction of Organization. The Debtor is a corporation organized under the laws of the State of                                         .
     3.4 Principal Location. The Debtor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Exhibit “A”; the Debtor has no other places of business except those set forth in Exhibit “A”.
     3.5 Property Locations. The Inventory, Equipment and Fixtures are located solely at the locations described in Exhibit “A”. All of said locations are owned by the Debtor except for locations (i) which are leased by the Debtor as lessee and designated in Part B of Exhibit “A” and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part C of Exhibit “A”, with respect to which Inventory the Debtor has delivered bailment agreements, warehouse receipts, financing statements or other documents satisfactory to the Lender to protect the Lender’s security interest in such Inventory.
     3.6 No Other Names. The Debtor does not conduct business under any name except the name in which it has executed this Security Agreement, which is the exact name as it appears in the Debtor’s organizational documents, as amended, as filed with the Debtor’s jurisdiction of organization.
     3.7 No Default. No Default or Unmatured Default exists.
     3.8 Accounts and Chattel Paper. The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper are and will be correctly stated in all records of the Debtor relating thereto and in all invoices and reports with respect thereto furnished to the Lender by the Debtor from time to time. As of the time when each Account or each item of Chattel Paper arises, the Debtor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be.
     3.9 [Intentionally left blank.]
     3.10 No Financing Statements. No financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming the Debtor as debtor has been filed in any jurisdiction except financing statements naming the Lender as the secured party.
     3.11 Federal Employer Identification Number. The Debtor’s Federal employer identification number is                                         .
     3.12 State Organization Number. The Debtor’s State organization number is                     .
ARTICLE IV
COVENANTS
     From the date of this Security Agreement, and thereafter until this Security Agreement is terminated:
     4.1 General.
          4.1.1 Inspection. The Debtor will permit the Lender, by its representatives and Lenders (i) to inspect the Collateral, (ii) to examine and make copies of the records of the Debtor relating to the Collateral and (iii) to discuss the Collateral and the related records of the Debtor with, and to be advised as to the same by, the Debtor’s officers and employees (and, in the case of any Receivable, with any person or entity which is or may be obligated thereon), all at such reasonable times and intervals as the Lender may determine, and all at the Debtor’s expense.

          4.1.2 Taxes. The Debtor will pay when due all taxes, assessments and governmental charges and levies upon the Collateral, except those which are being contested in good faith by appropriate proceedings and with respect to which no Lien exists.
          4.1.3 Records and Reports; Notification of Default. The Debtor will maintain complete and accurate books and records with respect to the Collateral, and furnish to the Lender, such reports relating to the Collateral as the Lender shall from time to time request. The Debtor will give prompt notice in writing to the Lender of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which might materially and adversely affect the Collateral.
          4.1.4 Financing Statements and Other Actions; Defense of Title. The Debtor hereby authorizes the Lender to file, and if requested will execute and deliver to the Lender, all financing statements and other documents and take such other actions as may from time to time be requested by the Lender in order to maintain a first perfected security interest in and, if applicable, Control of, the Collateral. The Debtor will take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Lender in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.
          4.1.5 Disposition of Collateral. The Debtor will not sell, lease or otherwise dispose of the Collateral except (i) prior to the occurrence of a Default or Unmatured Default, dispositions specifically permitted pursuant to the Credit Agreement, (ii) until such time following the occurrence of a Default as the Debtor receives a notice from the Lender instructing the Debtor to cease such transactions, sales or leases of Inventory in the ordinary course of business, and (iii) until such time as the Debtor receives a notice from the Lender pursuant to Article VII, proceeds of Inventory and Accounts collected in the ordinary course of business.
          4.1.6 Liens. The Debtor will not create, incur, or suffer to exist any Lien on the Collateral except (i) the security interest created by this Security Agreement, (ii) existing Liens described in the Credit Agreement, and (iii) other Liens permitted pursuant to the Credit Agreement.
          4.1.7 Change in Legal Existence, Type or Jurisdiction of Organization, Location, Name. The Debtor will:
     (a) preserve its existence as a                      and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets;
     (b) not change its state of organization;
     (c) not maintain its place of business (if it has only one) or its chief executive office (if it has more than one place of business) at a location other than a location specified on Exhibit “A;” and
     (d) not (i) have any Inventory, Equipment or Fixtures or proceeds or products thereof (other than Inventory and proceeds thereof located outside the United States or disposed of as permitted by Section 4.1.5) at a location other than a location specified in Exhibit “A”, (ii) change its name or taxpayer identification number or (iii) change its mailing address, unless the Debtor shall have given the Lender not less than 30 days’ prior written notice of such event or occurrence and the Lender shall have either (x) determined that such event or occurrence will not adversely affect the validity, perfection or priority of the Lender’s security interest in the Collateral, or (y) taken such steps (with the cooperation of the Debtor to the extent necessary or advisable) as are necessary or advisable to properly maintain the validity, perfection and priority of the Lender’s security interest in the Collateral.
          4.1.8 Other Financing Statements. The Debtor will not sign or authorize the signing on its behalf or the filing of any financing statement naming it as debtor covering all or any portion of the Collateral, except as permitted by Section 4.1.6.
     4.2 Receivables.
          4.2.1 Certain Agreements on Receivables. The Debtor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of a Default, the Debtor may reduce the amount of Accounts arising from the sale of Inventory in accordance with its present policies and in the ordinary course of business.
          4.2.2 Collection of Receivables. Except as otherwise provided in this Security Agreement, the Debtor will collect and enforce, at the Debtor’s sole expense, all amounts due or hereafter due to the Debtor under the Receivables.
          4.2.3 Delivery of Invoices. The Debtor will deliver to the Lender immediately upon its request after the occurrence of a Default duplicate invoices with respect to each Account bearing such language of assignment as the Lender shall specify.
          4.2.4 Disclosure of Counterclaims on Receivables. If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable exists or (ii) if, to the knowledge of the Debtor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to a Receivable, the Debtor will disclose such fact to the Lender in writing in connection with the inspection by the Lender of any record of the Debtor relating to such Receivable and in connection with any invoice or report furnished by the Debtor to the Lender relating to such Receivable.
     4.3 Inventory and Equipment.
          4.3.1 Maintenance of Goods. The Debtor will do all things necessary to maintain, preserve, protect and keep the Inventory and the Equipment in good repair and working and saleable condition.
          4.3.2 Insurance. The Debtor will (i) maintain fire and extended coverage insurance on the Inventory and Equipment containing a lender’s loss payable clause in favor of the Lender, and providing that said insurance will not be terminated except after at least 30 days’ written notice from the insurance company to the Lender, (ii) maintain such other insurance on the Collateral for the benefit of the Lender as the Agent shall from time to time request, (iii) furnish to the Lender upon the request of the Lender from time to time the originals of all policies of insurance on the Collateral and certificates with respect to such insurance and (iv) maintain general liability insurance naming the Lender, as an additional insured.
          4.3.3 Titled Vehicles. If requested in writing by the Lender, the Debtor will give the Lender notice of its acquisition of any vehicle covered by a certificate of title and deliver to the Lender, upon request, the original of any vehicle title certificate and do all things necessary to have the Lien of the Lender noted on any such certificate.
     4.4 Instruments, Securities, Chattel Paper, Documents and Pledged Deposits. The Debtor will (i) deliver to the Lender immediately upon execution of this Security Agreement the originals of all Chattel Paper, Securities and Instruments constituting Collateral (if any then exist), (ii) hold in trust for the Lender upon receipt and immediately thereafter deliver to the Lender any Chattel Paper, Securities and Instruments constituting Collateral, (iii) upon the designation of any Pledged Deposits (as set forth in the definition thereof), deliver to the Lender such Pledged Deposits which are evidenced by certificates included in the Collateral endorsed in blank, marked with such legends and assigned as the Lender shall specify, and (iv) upon the Lender’s request, after the occurrence and during the continuance of a Default, deliver to the Lender (and thereafter hold in trust for the Lender upon receipt and immediately deliver to the Lender) any Document evidencing or constituting Collateral.
     4.5 Uncertificated Securities and Certain Other Investment Property. The Debtor will permit the Lender from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Investment Property not represented by certificates which are Collateral to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Investment Property not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Lender granted pursuant to this Security Agreement. The Debtor will take any actions necessary to cause (i) the issuers of uncertificated securities which are Collateral and which are Securities and (ii) any financial intermediary which is the holder of any Investment Property, to cause the Lender to have and retain Control over such Securities or other Investment Property. Without limiting the foregoing, the Debtor will, with respect to Investment Property held with a financial intermediary, cause such financial intermediary to enter into a control agreement with the Lender in form and substance satisfactory to the Lender.
     4.6 Stock and Other Ownership Interests.
          4.6.1 Changes in Capital Structure of Issuers. The Debtor will not (i) permit or suffer any issuer of privately held company securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral to dissolve, liquidate, retire any of its capital stock or other Instruments or Securities evidencing ownership, reduce its capital or merge or consolidate with any other entity, or (ii) vote any of the Instruments, Securities or other Investment Property in favor of any of the foregoing.

          4.6.2 Issuance of Additional Securities. The Debtor will not permit or suffer the issuer of privately held company securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral to issue any such securities or other ownership interests, any right to receive the same or any right to receive earnings, except to the Debtor.
          4.6.3 Registration of Pledged Securities and other Investment Property. The Debtor will permit any registrable Collateral to be registered in the name of the Lender or its nominee at any time at the option of the Required Secured Parties.
          4.6.4 Exercise of Rights in Pledged Securities and other Investment Property. The Debtor will permit the Lender or its nominee at any time after the occurrence of a Default, without notice, to exercise all voting and company rights relating to the Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any company securities or other ownership interests or Investment Property in or of a corporation, partnership, joint venture or limited liability company constituting Collateral and the Stock Rights as if it were the absolute owner thereof.
     4.7 Pledged Deposits. The Debtor will not withdraw all or any portion of any Pledged Deposit or fail to rollover said Pledged Deposit without the prior written consent of the Lender.
     4.8 Deposit Accounts. The Debtor will (i) upon the Lender’s request, cause each bank or other financial institution in which it maintains (a) a Deposit Account to enter into a control agreement with the Lender, in form and substance satisfactory to the Lender in order to give the Lender Control of the Deposit Account or (b) other deposits (general or special, time or demand, provisional or final) to be notified of the security interest granted to the Lender hereunder and cause each such bank or other financial institution to acknowledge such notification in writing and (ii) upon the Lender’s request after the occurrence and during the continuance of a Default, deliver to each such bank or other financial institution a letter, in form and substance acceptable to the Lender, transferring ownership of the Deposit Account to the Lender or transferring dominion and control over each such other deposit to the Lender until such time as no Default exists. In the case of deposits maintained with the Lender, the terms of such letter shall be subject to the provisions of the Credit Agreement regarding setoffs.
     4.9 Letter-of-Credit Rights. The Debtor will upon the Lender’s request, cause each issuer of a letter of credit, to consent to the assignment of proceeds of the letter of credit in order to give the Lender Control of the letter-of-credit rights to such letter of credit.
     4.10 Federal, State or Municipal Claims. The Debtor will notify the Lender of any Collateral which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

ARTICLE V
DEFAULT
     5.1 The occurrence of any one or more of the following events shall constitute a Default:
     5.1.1 Any representation or warranty made by or on behalf of the Debtor under or in connection with this Security Agreement shall be materially false as of the date on which made.
     5.1.2 The breach by the Debtor of any of the terms or provisions of Article IV or Article VII.
     5.1.3 The breach by the Debtor (other than a breach which constitutes a Default under Section 5.1.1 or 5.1.2) of any of the terms or provisions of this Security Agreement which is not remedied within thirty (30) days after the giving of written notice to the Debtor by the Lender.
     5.1.4 Any material portion of the Collateral shall be transferred or otherwise disposed of, either voluntarily or involuntarily, in any manner not permitted by Section 4.1.5 or 8.7 or shall be lost, stolen, damaged or destroyed.
     5.1.5 The occurrence of any “Default” under, and as defined in, the Credit Agreement.
     5.2 Acceleration and Remedies. Upon the acceleration of the obligations under the Credit Agreement pursuant to Section 8.1 thereof, the Obligations and, to the extent provided for under the Rate Management Transactions evidencing the same, the Rate Management Obligations, shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Lender may, with the concurrence or at the direction of the Required Secured Parties, exercise any or all of the following rights and remedies:
     5.2.1 Those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Credit Document, provided that this Section 5.2.1 shall not be understood to limit any rights or remedies available to the Lender prior to a Default.
     5.2.2 Those rights and remedies available to a secured party under the Arizona UCC (whether or not the Arizona UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement.
     5.2.3 Without notice except as specifically provided in Section 8.1 or elsewhere herein, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as the Lender may deem commercially reasonable.
     The Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
     If, after the Credit Agreement has terminated by its terms and all of the Obligations have been paid in full, there remain Rate Management Obligations outstanding, the Required Secured Parties may exercise the remedies provided in this Section 5.2 upon the occurrence of any event which would allow or require the termination or acceleration of any Rate Management Obligations pursuant to the terms of the agreement governing any Rate Management Transaction.
     5.3 Debtor’s Obligations Upon Default. Upon the request of the Lender after the occurrence of a Default, the Debtor will:
     5.3.1 Assembly of Collateral. Assemble and make available to the Lender the Collateral and all records relating thereto at any place or places specified by the Lender.
     5.3.2 Secured Party Access. Permit the Lender, by the Lender’s representatives and Lenders, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.
     5.4 License. The Lender is hereby granted a license or other right to use, following the occurrence and during the continuance of a Default, without charge, the Debtor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of a Default, the Debtor’s rights under all licenses and all franchise agreements shall inure to the Lender’s benefit. In addition, the Debtor hereby irrevocably agrees that the Lender may, following the occurrence and during the continuance of a Default, sell any of the Debtor’s Inventory directly to any person, including without limitation persons who have previously purchased the Debtor’s Inventory from the Debtor and in connection with any such sale or other enforcement of the Lender’s rights under this Agreement, may sell Inventory which bears any trademark owned by or licensed to the Debtor and any Inventory that is covered by any copyright owned by or licensed to the Debtor and the Lender may finish any work in process and affix any trademark owned by or licensed to the Debtor and sell such Inventory as provided herein.

ARTICLE VI
WAIVERS, AMENDMENTS AND REMEDIES
     No delay or omission of the Lender to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Lender. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Lender until the Secured Obligations have been paid in full.
ARTICLE VII
PROCEEDS; COLLECTION OF RECEIVABLES
     7.1 Lockboxes. Upon request of the Lender after the occurrence of a Default or Unmatured Default, the Debtor shall execute and deliver to the Lender irrevocable lockbox agreements in the form provided by or otherwise acceptable to the Lender, which agreements shall be accompanied by an acknowledgment by the bank where the lockbox is located of the Lien of the Lender granted hereunder and of irrevocable instructions to wire all amounts collected therein to a special collateral account at the Lender.
     7.2 Collection of Receivables. The Lender may at any time after the occurrence of a Default, by giving the Debtor written notice, elect to require that the Receivables be paid directly to the Lender. In such event, the Debtor shall, and shall permit the Lender to, promptly notify the account debtors or obligors under the Receivables of the Lender’ interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under the Receivables directly to the Lender. Upon receipt of any such notice from the Lender, the Debtor shall thereafter hold in trust for the Lender, all amounts and proceeds received by it with respect to the Receivables and Other Collateral and immediately and at all times thereafter deliver to the Lender all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. The Lender shall hold and apply funds so received as provided by the terms of Sections 7.3 and 7.4.
     7.3 Special Collateral Account. After the occurrence of a Default, the Lender may require all cash proceeds of the Collateral to be deposited in a special non-interest bearing cash collateral account with the Lender and held there as security for the Secured Obligations. The Debtor shall have no control whatsoever over said cash collateral account. If no Default has occurred or is continuing, the Lender shall from time to time deposit the collected balances in said cash collateral account into the Debtor’s general operating account with the Lender. If any Default has occurred and is continuing, the Lender may, from time to time, apply the collected balances in said cash collateral account to the payment of the Secured Obligations whether or not the Secured Obligations shall then be due.

     7.4 Application of Proceeds. The proceeds of the Collateral shall be applied by the Lender to payment of the Secured Obligations in the following order unless a court of competent jurisdiction shall otherwise direct:
     (a) FIRST, to payment of all costs and expenses of the Lender incurred in connection with the collection and enforcement of the Secured Obligations or of the security interest granted to the Lender pursuant to this Security Agreement;
     (b) SECOND, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest and fees;
     (c) THIRD, to payment of the principal of the Secured Obligations and the net early termination payments and any other Rate Management Obligations then due and unpaid from the Debtor to the Lender;
     (d) FOURTH, to payment of any Secured Obligations (other than those listed above); and
     (e) FIFTH, the balance, if any, after all of the Secured Obligations have been satisfied, shall be deposited by the Lender into the Debtor’s general operating account with the Lender.
ARTICLE VIII
GENERAL PROVISIONS
     8.1 Notice of Disposition of Collateral; Condition of Collateral. The Debtor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Debtor, addressed as set forth in Article IX, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. Lender shall have no obligation to clean-up or otherwise prepare the Collateral for sale.
     8.2 Compromises and Collection of Collateral. The Debtor and the Lender recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, the Debtor agrees that the Lender may at any time and from time to time, if a Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Lender in its sole discretion shall determine or abandon any Receivable, and any such action by the Lender shall be commercially reasonable so long as the Lender acts in good faith based on information known to it at the time it takes any such action.

     8.3 Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Lender may perform or pay any obligation which the Debtor has agreed to perform or pay in this Security Agreement and the Debtor shall reimburse the Lender for any amounts paid by the Lender pursuant to this Section 8.3. The Debtor’s obligation to reimburse the Lender pursuant to the preceding sentence shall be a Secured Obligation payable on demand.
     8.4 Authorization for Secured Party to Take Certain Action. The Debtor irrevocably authorizes the Lender at any time and from time to time in the sole discretion of the Lender and appoints the Lender as its attorney in fact (i) to execute on behalf of the Debtor as debtor and to file financing statements necessary or desirable in the Lender’s sole discretion to perfect and to maintain the perfection and priority of the Lender’s security interest in the Collateral, (ii) to indorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Lender in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Lender’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral and which are Securities or with financial intermediaries holding other Investment Property as may be necessary or advisable to give the Lender Control over such Securities or other Investment Property, (v) subject to the terms of Section 4.1.5, to enforce payment of the Receivables in the name of the Lender or the Debtor, (vi) to apply the proceeds of any Collateral received by the Lender to the Secured Obligations as provided in Article VII, and (vii) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), and the Debtor agrees to reimburse the Lender on demand for any payment made or any expense incurred by the Lender in connection therewith, provided that this authorization shall not relieve the Debtor of any of its obligations under this Security Agreement or under the Credit Agreement.
     8.5 Specific Performance of Certain Covenants. The Debtor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1.5, 4.1.6, 4.4, 5.3, or 8.7 or in Article VII will cause irreparable injury to the Lender, that the Lender has no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Lender or the Lender to seek and obtain specific performance of other obligations of the Debtor contained in this Security Agreement, that the covenants of the Debtor contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Debtor.
     8.6 Use and Possession of Certain Premises. Upon the occurrence of a Default, the Lender shall be entitled to occupy and use any premises owned or leased by the Debtor where any of the Collateral or any records relating to the Collateral are located until the Secured Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay the Debtor for such use and occupancy.
     8.7 Dispositions Not Authorized. The Debtor is not authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1.5 and notwithstanding any course of dealing between the Debtor and the Lender or other conduct of the Lender, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1.5) shall be binding upon the Lender unless such authorization is in writing signed by the Lender.
     8.8 Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Debtor and the Lender and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that the Debtor shall not have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Lender.
     8.9 Survival of Representations. All representations and warranties of the Debtor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.
     8.10 Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by the Debtor, together with interest and penalties, if any. The Debtor shall reimburse the Lender for any and all out-of-pocket expenses and internal charges (including reasonable attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Lender) paid or incurred by the Lender in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Debtor in the performance of actions required pursuant to the terms hereof shall be borne solely by the Debtor.
     8.11 Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.
     8.12 Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Secured Obligations have been indefeasibly paid and performed in full and no commitments of the Lender which would give rise to any Secured Obligations are outstanding.
     8.13 Entire Agreement. This Security Agreement embodies the entire agreement and understanding between the Debtor and the Lender relating to the Collateral and supersedes all prior agreements and understandings between the Debtor and the Lender relating to the Collateral.
     8.14 CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ARIZONA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     8.15 Non-Borrower Provisions.
     (a) All advances of principal under the Note shall be made to Borrower subject to and in accordance with the terms thereof. It is not necessary for the Agent or the Lenders to inquire into the powers of Borrower or the officers, directors, partners or agents acting or purporting to act on its behalf. Debtor is and shall continue to be fully informed as to all aspects of the business affairs of Borrower that it deems relevant to the risks it is assuming and hereby waives and fully discharges the Agent and the Lenders from any and all obligations to communicate to Debtor any facts of any nature whatsoever regarding Borrower and Borrower’s business affairs.
     (b) Debtor authorizes Lender, without notice or demand, without affecting the obligations of Debtor hereunder or the personal liability of any person for payment or performance of the Secured Obligations and without affecting the lien or the priority of the security interest, from time to time, at the request of any person primarily obligated therefor, to renew, compromise, extend, accelerate or otherwise change the time for payment or performance of, or otherwise change the terms of, all or any part of the Secured Obligations, including increase or decrease any rate of interest thereon. Debtor waives and agrees not to assert: (i) any right to require the Agent and the Lenders to proceed against Borrower; (ii) the benefits of any statutory provision limiting the liability of a surety, including without limitation the benefit of Section 12-1641, et seq., of the Arizona Revised Statutes; and (iii) any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower. Debtor shall have no right of subrogation and hereby waives any right to enforce any remedy which the Agent and the Lenders now have, or may hereafter have, against Borrower.
ARTICLE IX
NOTICES
     9.1 Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in the Credit Agreement.
     9.2 Change in Address for Notices. Each of the Debtor and the Lender may change the address for service of notice upon it by a notice in writing to the other parties.

     IN WITNESS WHEREOF, the Debtor and the Lender have executed this Security Agreement as of the date first above written.

,

By:

Name:

Title:

JPMORGAN CHASE BANK, N.A., a national banking association

By:

Name:

Title: